UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2022

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Main Street, Suite 215 Burlington, VT 05401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (802) 540-0019

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Change in the Name of E D & F Man Capital Markets, Inc. Effective as of December 1, 2022, E D & F Man Capital Markets, Inc., one the Fund’s clearing brokers, has changed its name to “Marex Capital Markets Inc."

Legal Matters. On December 9, 2020, April 23, 2021, July 6, 2021 and September 13, 2021, Teucrium Commodity Trust (the “Trust”) filed Form 8-Ks (the “Prior 8-Ks”) providing information about certain litigation ongoing between (i) Teucrium Trading, LLC, the sponsor to the Trust (the “Sponsor”) and certain of the Sponsor’s named officers and directors, and (ii) Dale Riker and Barbara Riker (the former CFO and CCO of the Sponsor) (the “Gilbertie-Riker litigation”), as further described in the Prior 8-Ks.

On November 15, 2022, Dale Riker and Barbara Riker filed a verified complaint captioned “Dale Riker and Barbara Riker v. Teucrium Trading, LLC,” C.A. No. 2022-1030-KSJM, to obtain advancement of legal fees in connection with the Gilbertie-Riker litigation.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements reflect the Sponsor’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in or implied by these statements. Given these risks, uncertainties and other important factors, you should not place undue reliance on any forward-looking statements the Sponsor makes. The forward-looking statements in this report represent the Sponsor’s expectations and assumptions only as of the date made, and except as required by law, the Sponsor undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: December 1, 2022	By:	/s/Sal Gilbertie
Name: Sal Gilbertie
Title: Chief Executive Officer